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                                                                   Exhibit 23(b)
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                                                                   Exhibit 23(b)

                           Consent of General Counsel


The statements of law and legal conclusions under "Item 1. Business" in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been reviewed by me and are set forth therein in reliance upon my opinion as an expert.

I hereby consent to the incorporation by reference of such statements of law and legal conclusions in Registration Statement Nos. 33-51941, 33-50143, 333-07963, 333-13445, 333-02109, 333-20745, and 33-45551 on Form S-3, and Registration
Statement Nos. 33-51989, 33-32033, 333-16463 and 333-16445 on Form S-8.

Philip R. Halverson

Philip R. Halverson
Duluth, Minnesota
March 28, 1997